Exhibit 10.2

LANCASTER COLONY CORPORATION
FORM OF STOCK APPRECIATION RIGHTS AGREEMENT
This Stock Appreciation Rights Agreement (this “Agreement”) is dated as of February 24, 2015, by and between Lancaster Colony Corporation, an Ohio corporation (the “Company”), and __________________, a Service Provider for the Company (the “Grantee”).
W I T N E S S E T H
WHEREAS, the Company desires to award free-standing Stock Appreciation Rights to the Grantee in accordance with the provisions of the Amended and Restated 2005 Stock Plan (the “Plan”); and
WHEREAS, the Grantee wishes to accept such award; and
WHEREAS, the execution of this Agreement has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company that was duly adopted on February 24, 2015; and
WHEREAS, the Company hereby confirms to the Grantee the grant, effective on February 24, 2015 (the “Grant Date”), pursuant to the Plan, of _______ free-standing Stock Appreciation Rights (“SARs”) subject to the terms and conditions of the Plan and the terms and conditions described below, which SARs are a right to receive Shares with a Fair Market Value equal to 100% of the Spread at the time of exercise; and
WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.
NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

1.	Definitions. As used in this Agreement:
(a)“Base Price” means $_____, which is not less than the Fair Market Value of a Share on the Grant Date.
(b)“Spread” means the excess of the Fair Market Value of a Share on the date on which a SAR is exercised over the Base Price.
2.Vesting of SARs. The SARs shall become exercisable as follows:
(a)one-third of the SARs shall become exercisable on the first anniversary of the Grant Date if the Grantee shall have retained Continuous Status as an Employee or Consultant through such date;
(b)an additional one-third of the SARs shall become exercisable on the second anniversary of the Grant Date if the Grantee shall have retained Continuous Status as an Employee or Consultant through such date;
(c)the remaining one-third of the SARs shall become exercisable on the third anniversary of the Grant Date if the Grantee shall have retained Continuous Status as an Employee or Consultant through such date;
provided, that notwithstanding anything in this Section 2 to the contrary, if Grantee is Retirement Eligible as of the Grant Date, any SARs that have not become exercisable prior to the date of Grantee’s Retirement shall become exercisable, subject to Section 4, in accordance with the schedule set forth in clauses (a), (b) and (c) of this Section 2 but without regard to whether Grantee has retained Continuous Status as an Employee or Consultant. In calculating the one-third amounts described in Sections 2(a), (b) and (c), fractional SARs shall be rounded down to the nearest whole SAR for each of the first two anniversaries of the Grant Date, and the remaining SARs shall be included with those SARs that become exercisable on the third anniversary of the Grant Date. To the extent exercisable, the SARs may be exercised from time to time in accordance with the Plan and this Agreement. To the extent the SARs or any portion thereof do not become exercisable as provided in this

Section 2, such unexercisable SARs or portion thereof shall be forfeited to the Company for no consideration. For purposes of this Agreement: “Retirement” shall mean, unless the Board determines otherwise, the Grantee’s termination of his or her employment (other than by death or Disability) at least six months after the Grant Date. “Retirement Eligible” shall mean the Grantee has attained the age of 63 and has achieved ten years of Continuous Status as an Employee or Consultant.

3.	Exercise of SARs.
(a)To the extent exercisable as provided in Section 2 or Section 5 of this Agreement, the SARs may be exercised in whole or in part by delivery to the Company of a statement in form and substance satisfactory to the Committee specifying the number of SARs to be exercised.
(b)Upon exercise, the Company will issue to the Grantee the number of Shares equal to the quotient of (i) the product of (A) the Spread multiplied by (B) the number of SARs exercised divided by (ii) the Fair Market Value of a Share on the date of exercise, with such quotient rounded down to the nearest whole Share.
4.Termination of SARs. The SARs shall terminate upon the earliest to occur of the following:
(a)90 days after the Grantee ceases to retain Continuous Status as an Employee or Consultant other than upon the Grantee’s death or Disability or Retirement;
(b)180 days after the Grantee ceases to retain Continuous Status as an Employee or Consultant as a result of the Grantee’s Disability;
(c)One year after the Grantee ceases to retain Continuous Status as an Employee or Consultant as a result of the Grantee’s death; and
(d)Five years from the Grant Date.
5.Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, including Section 2, in the event of a Change in Control, the SARs will be affected in accordance with Section 15 of the Plan.
6.Transferability. No SAR may be transferred by the Grantee other than by will or the laws of descent and distribution. The SARs may be exercised during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee legal incapacity, by the Grantee’s guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law and court supervision. The SARs may be exercised after the Grantee’s death by (a) the Grantee’s designated beneficiary, provided such beneficiary has been designated prior to the Grantee’s death in a form acceptable to the Committee, or (b) the personal representative of the Grantee’s estate or by the person(s) to whom the SARs are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution.
7.Compliance with Law. The SARs shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with any applicable federal and state securities law.
8.Adjustments. The SARs shall be subject to adjustment in accordance with Section 15 of the Plan.
9.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the exercise of the SARs, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to such exercise that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Shares to be delivered to the Grantee. If such election is made, the Shares so retained shall be credited against such withholding requirement at the Fair Market Value of a Share on the date of such delivery, with any fractional Shares that would otherwise be delivered being rounded up to the next nearest whole Share. In no event shall the Fair Market Value of Shares to be withheld pursuant to this Section 9 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.
10.Notices. Any notices required or permitted by the terms of this Agreement or the Plan must be in writing, shall be delivered to the Grantee at his or her address on file with the Company or to the Company addressed as follows (or to such other address or addresses of which notice in the same manner has previously been given), and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched), (c) one business day after having been dispatched by a nationally recognized overnight courier service or (d) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid:
Lancaster Colony Corporation
37 West Broad Street
Columbus, Ohio 43215
Attention: Corporate Secretary
11.No Employment Contract; Right to Terminate Employment. The grant of SARs to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the SARs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Grantee at any time.
12.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit‑sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
13.Protected Information. In consideration of the Awarded shares, the Grantee agrees:
(a)    That all Innovations, as hereinafter defined, shall belong to and be the exclusive property of the Company or any of its subsidiaries (for the purposes of this Section 13, the “Company”). “Innovations” shall mean all discoveries, developments, designs, ideas, innovations, improvements, inventions, formulas, processes, techniques, and know-how (whether or not patentable or registrable under copyright, trademark or similar statutes) made, conceived, reduced to practice or learned by the Grantee either alone or jointly with another while in the employ of the Company, or disclosed to a third party by the Grantee within one (1) year of leaving its employ, that
(i)     relate directly to the Company's business or the production of any character of goods or materials sold or used by the Company,
(ii)    result from tasks assigned to the Grantee by the Company, or
(iii)     result from the use of premises or equipment owned, leased, or otherwise acquired by the Company.
The Grantee will promptly disclose all Innovations to the Company and will assign all of the Grantee’s right, title and interest to such Innovations, whether in the United States and any foreign country, to the Company and its successors and assigns. The Grantee will from time to time, upon request and at the expense of the Company, sign all instruments necessary for the filing and prosecution of any copyrights, patents, mask works, and applications for letters patent of the United States or any foreign country which the Company may desire to file upon such inventions without additional compensation. The Grantee will render all reasonable assistance to the Company and its agents in preparing applications and other documents and do all things that may be reasonable and necessary to protect the rights of the Company and vest in it all such inventions, discoveries, applications, and patents, even if the Grantee is no longer employed by the Company, provided that the Company compensates the Grantee at a reasonable rate for time actually spent by the Grantee on assistance occurring after termination of employment.
(b)    That the Grantee is not subject to any agreement which in any way prohibits the Grantee from rendering any services to the Company for which the Grantee is or has been employed. The Grantee also agrees and understands that while employed by the Company, the Grantee may be working with secret and confidential formulas and processes for food products, as well as other secret, proprietary and confidential information including, but not limited to, customer lists, supplier lists, methods of pricing, marketing and sales strategies, sources of ingredients and financial data (together, the "Confidential Information"). The Grantee recognizes that the Confidential Information is the sole and exclusive property of Company, and the Company depends on the exclusive possession of Confidential Information to maintain a competitive advantage. Accordingly, the Grantee agrees to maintain for all time the confidentiality of the Confidential Information and any confidential information of third parties that the Grantee receives in the course of performing the Grantee’s duties for the Company. The Grantee further agrees not to copy, use or disclose such information except in the performance of the Grantee’s authorized duties for the Company, unless permitted in writing by the President of the Company to do so.
(c)    That upon termination of employment with the Company for any reason, the Grantee will immediately deliver to the Company all drawings, blueprints, sketches, notebooks, formulae, notes, manuals and other documents reflecting Confidential Information or Innovations, and the Grantee will not retain copies of such information. During and for one year immediately following the termination of Grantee’s employment with the Company for any reason, the Grantee, either on his or her own account or for any other party, will not interfere with the business of the Company in any manner and will not engage in any activity that is designed to, would, or in fact does cause, encourage or entice any supplier, customer, employee or consultant of the Company with whom the Grantee interacted while employed with the Company to end, reduce or breach its business relationship with the Company.

If the Grantee breaches this Section 13 of the Agreement, the Grantee waives any claim or defense that the Company was not irreparably harmed by that breach. The Company shall have the right to injunctive relief to restrain any actual or threatened breach of this Section 13, in addition to all of the remedies otherwise available to the Company, which shall be cumulative. The Grantee has read and understood all of the provisions in this Section 13 and agrees that they are fair and reasonable and are reasonably required for the protection of the interests of the Company. The Grantee agrees to notify any of the Grantee’s actual or prospective employers of the existence and terms of this Agreement and agrees that the Company may notify such employers of the terms of this Agreement as well.
14.Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
15.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to the SARs without the Grantee’s consent.
16.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
17.Governing Law. This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.
18.Provisions of the Plan Controlling. The Grantee specifically understands and agrees that the SARs are being granted under the Plan, copies of which Plan the Grantee acknowledges the Grantee has read, understands and by which the Grantee agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control. The Board shall have authority, subject to the express provisions of the Plan and this Agreement, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations that are, in the judgment of the Board, necessary or desirable for the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All actions by the Board under the provisions of this Section 18 shall be conclusive for all purposes.
19.    Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the SARs and participation in the Plan or future grants of Stock Appreciation Rights that may be granted under the Plan by electronic means. Notwithstanding anything in this Agreement to the contrary, Grantee hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of Stock Appreciation Rights grants and the execution of award agreements through electronic signature.
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Executed in the name and on behalf of the Company in Columbus, Ohio as of the 24th day of February, 2015.

LANCASTER COLONY CORPORATION

By:	Matthew R. Shurte
Name: Matthew R. Shurte
Title: General Counsel & Chief Ethics Officer

ACCEPTANCE OF AGREEMENT
Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this Agreement; (b) voluntarily and knowingly accepts this Agreement and the SARs granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement; and (c) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement. Grantee further acknowledges receiving a copy of the Company’s most recent annual report to shareholders and other communications routinely distributed to the Company’s shareholders and a copy of the prospectus pertaining to the Plan.